UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(b)	On December 18, 2012, the Honorable Guy V. Molinari notified the Boards of Directors (the “Boards”) of New York Community Bancorp, Inc. (the “Company”) and its principal subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (together, the “Banks”), that he was retiring as a member of the respective Boards, effective immediately.

Mr. Molinari’s service to the Community Bank began on January 1, 2002, when he joined the Board of its Richmond County Savings Bank Division. On January 1, 2004, Mr. Molinari was named to the Boards of the Company and the Community Bank, and served as a valued member of the Investment Committee and the Nominating and Corporate Governance Committees of the Boards from that date forward. When New York Commercial Bank was established on December 30, 2005, Mr. Molinari became a member of its Board of Directors, as well as its Investment and Nominating and Corporate Governance Committees.

Reflecting his lifelong involvement in, and commitment to, Staten Island, Mr. Molinari will continue to serve on the Richmond County Savings Bank Divisional Board.

Mr. Molinari’s retirement is not due to any disagreement with the Company or the Banks or concerns relating to their operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date:	December 19, 2012	By:	/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications